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                                                                   Exhibit 10.60

                         RESOLUTION OF THE BOARD OF DIRECTORS
                        OF LOUISVILLE GAS AND ELECTRIC COMPANY

               RE:  AMENDMENT OF SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   DECEMBER 8, 1994


THE FOLLOWING RESOLUTION AMENDS THE VESTING REQUIREMENTS ON REGULAR AND DISABILITY BENEFITS PROVIDED UNDER THE LOUISVILLE GAS AND ELECTRIC COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (THE "PLAN"), TRANSFERS THE PLAN TO LG&E ENERGY CORP., AND PROVIDES FOR ADDITIONAL MINOR REVISIONS IN THE PLAN.

    WHEREAS, the Board of Directors desires to amend the Louisville Gas and Electric Company Supplemental Executive Retirement Plan (the "Plan") to provide additional benefits to certain employees, revise the vesting requirements on regular and disability benefits, and transfer the Plan to LG&E Energy Corp.

    NOW, THEREFORE, BE IT RESOLVED, that the following amendments to the Plan are hereby approved, effective as of January 1, 1995:

    (1)  Section 1.2 is hereby amended in its entirety to read as follows:

         "1.2 Board of Directors' means the Board of Directors of LG&E Energy Corp."

    (2)  Section 1.3 is amended in its entirety to read as follows:

         "1.3  Committee means the Retirement Committee appointed pursuant to
         Article XII of the Retirement Income Plan for Employees of LG&E Energy Corp. Who Are Not Members of a Bargaining Unit."

    (3)  Section 1.4 is amended to read as follows:

         "1.4 Company means LG&E Energy Corp., a Kentucky corporation with principal offices located at Louisville, Kentucky."

    (4)  Section 1.6 is amended in its entirety to read as follows:

         "1.6 Early Retirement Date means, in the case of Member who has been credited with at least five (5) years of Service and whose age is at least fifty (50), the first day of the month coincident with or otherwise immediately following the later of the date the Member shall leave the employ of the Employer or the date the Member reaches age fifty-five (55). The Member may select the first day of any later month as his Early Retirement Date."

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    (5)  Section 1.11 is amended in its entirety to read as follows:

         "1.11 Plan means the LG&E Energy Corp. Supplemental Executive Retirement Plan."

    (6)  Section 1.13 is amended in its entirety to read as follows:

         "1.13 Service means the number of years of Service (as such term is defined in the Retirement Income Plan for Employees of LG&E Energy Corp. Who Are Not Members of a Bargaining Unit) with the Company or a Participating Company."

    (7)  Section 1.14 is amended in its entirety to read as follows:

         "1.14 Totally and Permanently Disabled refers to a Member's total disability as defined in the Long-Term Disability Plan for Employees of LG&E Energy Corp. Who Are Not Members of a Bargaining Unit."

    (8)  Article I shall be amended to add the following:

         "Employer means LG&E Energy Corp. and any subsidiary or affiliated company."

    (9)  Section 3.3 is amended in its entirety to read as follows:

         "3.3 A Member whose age is at least fifty (50) and who has been credited with five (5) years or more of Service may, after giving the Company at least three (3) months written notice, retire as of an Early Retirement Date. Commencing at his Early Retirement Date, such Member shall be entitled to receive a monthly retirement income calculated under the formula in Section 3.1 with the numerator of the fraction to be the Member's years of Service at his Early Retirement Date. In applying the formula, the retirement benefit payable under the Retirement Income Plan will be the benefit payable at age sixty-five (65), based on Average Monthly Compensation and Service to the Member's Early Retirement Date. The Social Security benefit will be the benefit payable at age sixty-five (65) based on the Member's earnings to his Early Retirement Date. The benefit payable under any other qualified plan will be the benefit payable at age sixty-five
         (65). The Social Security benefit payable under any other qualified plan will be the benefit payable at age sixty-five (65). The amount so determined shall be reduced in accordance with the following factors to reflect the Member's age at the date his benefits commence:

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

                     Age at                 Percentage of
                  Commencement              Benefit Payable
                  ------------              ---------------
                   62 - 65                  100%
                   61                        90%
                   60                        81%
                   59                        73%
                   58                        66%
                   57                        60%
                   56                        54%
                   55                        49%"


    (10) Section 3.4 is amended to read as follows:

         "3.4 In the event a Member who has completed five (5) or more years of Service becomes Totally and Permanently Disabled before reaching age sixty-five (65), he shall be entitled to a deferred benefit beginning at his Normal Retirement Date computed in accordance with
         Section 3.1 but based on the assumptions that his Compensation in effect at date of disability continued without change to his Normal Retirement Date and that the Member continued to earn Service to his Normal Retirement Date."

    (11) Section 3.5 is amended as follows:

         "3.5 The title "Retirement Income Plan for Employees of LG&E Energy Corp. Who Are Not Members of a Bargaining Unit" is substituted for "Retirement Income Plan for Employees of Louisville Gas and Electric Company Who Are Not Members of a Bargaining Unit."

    (12) Article IX  is amended to add Section 9.9 as follows:

         "Upon submission of proper documentation, the Company and any successor employer shall reimburse a Member for all reasonable legal fees and expenses actually incurred in the enforcement or attempted enforcement of rights under this Plan, without regard to the success of any such attempt."

    (13) Subsection (a) of Section 12.4 is amended in its entirety to read as follows:

         "12.4 (a) The reductions provided for in clause (a) of said Section for benefits payable under the Retirement Income Plan for Employees of LG&E Energy Corp. Who Are Not Members of a Bargaining Unit (Retirement Income Plan) shall be calculated as if the Member continued full-time employment until age sixty-five (65) at the same rate of compensation as in effect at date of termination of

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         employment based on the terms of said plan and the law in effect on the date of the Member's termination of employment."

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